                                                                     EXHIBIT 4.2

[LETTERHEAD OF SIMMONS & SIMMONS]

Trust Deed

between

[Jacobs Engineering Group, Inc.]
as the Company

[Jacobs Engineering U.K. Limited and another] as Participating Companies

and

[                                  ]
as Trustees

relating to

the Jacobs Engineering Group
All Employee Share Scheme

                                    CONTENTS

Trust Deed

1.  Purpose....................................................................     1

2.  Status.....................................................................     1

3.  Declaration of Trust.......................................................     1

4.  Number of Trustees.........................................................     2

5.  Information................................................................     2

6.  Residence of Trustees......................................................     2

7.  Change of Trustees.........................................................     2

8.  Investment and Dealing with Trust Assets...................................     2

9.  Loans to Trustees..........................................................     3

10. Shares from Qualifying Share Ownership Trusts..............................     3

11. Trustees' Obligations under the Plan.......................................     3

12. Power of Trustees to Raise Funds to Subscribe for a Rights Issue...........     5

13. Power to Agree Market Value of Shares......................................     5

14. Personal Interest of Trustees..............................................     5

15. Trustees' Meetings.........................................................     5

16. Subsidiary Companies.......................................................     5

17. Expenses of Plan...........................................................     6

18. Trustees' Liability and Indemnity..........................................     6

19. Covenant by the Participating Companies....................................     6

20. Acceptance of Gifts........................................................     6

21. Trustee's Lien.............................................................     6

22. Amendments to the Plan.....................................................     6

23. Termination of the Plan....................................................     7

Rules

1.  DEFINITIONS................................................................     9

2.  PURPOSE OF THE PLAN........................................................    13

3.  ELIGIBILITY OF INDIVIDUALS.................................................    13

 4.  PARTICIPATION ON SAME TERMS...............................................    14

PART A.........................................................................    15

 5.  FREE SHARES...............................................................    15

PART B.........................................................................    18

 6.  PARTNERSHIP SHARES........................................................    18

PART C.........................................................................    21

 7.  MATCHING SHARES...........................................................    21

PART D.........................................................................    23

 8.  DIVIDEND SHARES...........................................................    23

 9.  COMPANY RECONSTRUCTIONS...................................................    24

10.  RIGHTS ISSUES.............................................................    25

Appendices.....................................................................    26

THIS DEED is dated                                                      and made
---------

BETWEEN:
--------

(1)  [JACOBS ENGINEERING GROUP, INC.] (the "Company"), registered in [      ] as
     --------------------------------       -------
     company number [        ] and having its registered office at [ ];

(2)  [JACOBS ENGINEERING U.K. LIMITED registered in England and Wales as company
     --------------------------------
     number 02594504 and having its registered office at Knollys House, 17 Addiscombe Road, Croydon, Surrey CR0 6SR and JACOBSGIBB LIMITED registered
                                                  ------------------
     in England and Wales as company number 03281002 and having its registered office at GIBB House, London Road, Reading, Berkshire RG6 1BL] (together the "Participating Companies"); and
          -----------------------

(3)  [       ], (the "Trustees"), registered in England and Wales as company
     ---------        --------
     number [      ] and having its registered office at [             ].

1.   Purpose
     -------

The purpose of this Deed is to establish a trust for the employee share ownership plan known as the Jacobs Engineering Group All Employee Share Scheme ("the Plan") which satisfies Schedule 8 Finance Act 2000.

2.   Status
     ------

The Plan consists of this Deed and the attached rules and Appendices. The definitions in the rules apply to this Deed. The Company shall from time to time determine which of parts A to D of the Rules shall have effect. Where the Company determines that part B shall have effect it shall also specify whether there is to be an Accumulation Period of up to 12 months, which shall apply equally to all Qualifying Employees in the Plan.

3.   Declaration of Trust
     --------------------

3.1 The Company and the Trustees have agreed that all the Shares and other assets which are issued to or transferred to the Trustees are to be held on the trusts declared by this Deed, and subject to the terms of the Rules. When Shares or assets are transferred to the Trustees by the Company with the intention of being held as part of the Plan they shall be held upon the trusts and provisions of this Deed and the Rules.

3.2  The Trustees shall hold the Trust Fund upon the following trusts namely:

     (A) as to Shares which have not been awarded to Participants ("Unawarded Shares") upon trust during the Trust Period to allocate those Shares in accordance with the terms of this Deed and the Rules;

     (B) as to Shares which have been awarded to a Participant ("Plan Shares") upon trust for the benefit of that Participant on the terms and conditions set out in the Rules;

     (C) as to Partnership Share Money upon trust to purchase Shares for the benefit of the contributing Qualifying Employee in accordance with the Rules; and

     (D) as to other assets ("Surplus Assets") upon trust to use them to purchase further Shares to be held on the trusts declared in (A) above, at such time during the Trust Period and on such terms as the Trustees in their absolute discretion think fit.

3.3 The income of Unawarded Shares and Surplus Assets shall be accumulated by the Trustees and added to, and held upon the trusts applying to, Surplus Assets.

3.4 The income of Plan Shares and Partnership Share Money shall be dealt with in accordance with the Rules.

3.5 The perpetuity period in respect of the trusts and powers declared by this Deed and the Rules shall be the period of 80 years from the date of this Deed.

4.   Number of Trustees
     ------------------

Unless a corporate Trustee is appointed, there shall always be at least two Trustees. Where there is no corporate Trustee, and the number of Trustees falls below two, the continuing Trustee has the power to act only to achieve the appointment of a new Trustee.

5.   Information
     -----------

The Trustees shall be entitled to rely on information supplied by the Company or any of the Participating Companies in respect of the eligibility of any person to become or remain a Participant in the Plan.

6.   Residence of Trustees
     ---------------------
Every Trustee shall be resident in the United Kingdom. The Company shall immediately remove any Trustee who ceases to be so resident and, if necessary, appoint a replacement.

7.   Change of Trustees
     ------------------

The Company has the power to appoint or remove any Trustee for any reason. The change of Trustee shall be effected by executing a deed. Any Trustee may resign on one month's notice given in writing to the Company, provided that there will be at least two Trustees or a corporate Trustee immediately after the retirement.

8.   Investment and Dealing with Trust Assets
     ----------------------------------------

8.1 Save as otherwise provided for by the Plan the Trustees shall not sell or otherwise dispose of Plan Shares.

8.2 The Trustees shall obey any directions given by a Participant in accordance with the Rules in relation to his Plan Shares and any rights and income relating to those Shares. In the absence of any such direction, or provision by the Plan, the Trustees shall take no action.

8.3 The Company and Participating Companies shall, as soon as practicable after deduction from salary, pass the Partnership Share Money to the Trustees who will put the money into an account with:

     (A)  an institution authorised under the Banking Act 1987;

     (B)  a building society; or

     (C)  a relevant European institution,
     until it is either used to acquire Partnership Shares on the Acquisition Date, or, in accordance with the Plan, returned to the individual from whose salary the Partnership Share Money has been deducted.

     The Trustees shall pass on any interest arising on this invested money to the individual from whose Salary the Partnership Share Money has been deducted.

8.4 The Trustees may either retain or sell Unawarded Shares at their absolute discretion. The proceeds of any sale of Unawarded Shares shall form part of Surplus Assets.

8.5 The Trustees shall have all the powers of investment of a beneficial owner in relation to Surplus Assets.

8.6 The Trustees shall not be under any liability to the Participating Companies or to current or former Qualifying Employees by reason of a failure to diversify investments, which results from the retention of Plan or Unawarded Shares.

8.7 The Trustees may delegate powers, duties or discretions to any persons and on any terms. No delegation made under this clause shall divest the Trustees of their responsibilities under this Deed or under the Schedule.

     The Trustees may allow any Shares to be registered in the name of an appointed nominee provided that such Shares shall be registered in a designated account. Such registration shall not divest the Trustees of their responsibilities under this Deed or the Schedule.

     The Trustees may at any time, and shall if the Company so directs, revoke any delegation made under this clause or require any Plan assets held by another person to be returned to the Trustees, or both.

9.   Loans to Trustees
     -----------------

The Trustees shall have the power to borrow money for the purpose of:

     (A)  acquiring Shares; and

     (B) paying any other expenses properly incurred by the Trustees in administering the Plan.

10.  Shares from Qualifying Share Ownership Trusts
     ---------------------------------------------

Where Shares are transferred to the Trustees in accordance with paragraph 76 of the Schedule, they shall award such Shares only as Free and Matching Shares, and in priority to other available Shares.

11.  Trustees' Obligations under the Plan
     ------------------------------------

Notice of Award of Free and Matching Shares

11.1 As soon as practicable after Free and Matching Shares have been awarded to a Participant, the Trustees shall give the Participant a notice stating:

      (A)  the number and description of those Shares;

      (B)  their Initial Market Value on the date of Award; and

      (C)  the Holding Period applicable to them.

Notice of Award of Partnership Shares

11.2 As soon as practicable after any Partnership Shares have been acquired for a Participant, the Trustees shall give the Participant a notice stating:

      (A)  the number and description of those Shares;

      (B) the amount of money applied by the Trustees in acquiring those shares on behalf of the Participant; and

      (C)  the Market Value at the Acquisition Date.

Notice of acquisition of Dividend Shares

11.3 As soon as practicable after Dividend Shares have been acquired on behalf of a Participant, the Trustees shall give the Participant a notice stating:

      (A)  the number and description of those shares;

      (B)  their Market Value on the Acquisition Date,

      (C)  the Holding Period applicable to them; and

      (D) any amount not reinvested and carried forward for acquisition of further Dividend Shares.

Notice of any foreign tax deducted before dividend paid

11.4 Where any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustees shall give the Participant notice of the amount of any foreign tax deducted from the dividend before it was paid.

Restrictions during the Holding Period

11.5 During the Holding Period the Trustees shall not dispose of any Free, Matching or Dividend Shares (whether by transfer to the employee or otherwise) except as allowed by the following paragraphs of the Schedule:

      (A)  paragraph 32 (power of Trustees to accept general offers etc.);

      (B) paragraph 72 (power of Trustees to raise funds to subscribe for rights issue);

      (C)  paragraph 73 (meeting PAYE obligations); and

      (D) paragraph 121(5) (termination of plan: early removal of shares with participant's consent).

PAYE Liability etc.

11.6 The Trustees may dispose of a Participant's Shares or accept a sum from the Participant in order to meet any PAYE liability in the circumstances provided in paragraph 95 of the Schedule (PAYE: shares ceasing to be subject to the plan).

      Where the Trustees receive a sum of money which constitutes a Capital Receipt in respect of which a Participant is chargeable to income tax under Schedule E, the Trustees shall pay to the employer a sum equal to that on which income tax is so payable.

      The Trustees shall maintain the records necessary to enable them to carry out their PAYE obligations, and the PAYE obligations of the employer company so far as they relate to the Plan.

      Where the Participant becomes liable to income tax under Schedule E, Case V of Schedule D, or Schedule F, the Trustees shall inform the Participant of any facts which are relevant to determining that liability.

Money's worth received by Trustees

11.7 The Trustees shall pay over to the Participant as soon as is practicable, any money or money's worth received by them in respect of or by reference to any shares, other than new shares within paragraph 115 of the Schedule (company reconstructions).

      This is subject to:

      (A)  the provisions of Part VII of the Schedule (dividend reinvestment);

      (B) the Trustees obligations under paragraphs 95 and 96 of the Schedule (PAYE: obligations to make payments to employer etc); and

      (C)  the Trustees' PAYE obligations.

General offers etc.

11.8 If any offer, compromise, arrangement or scheme is made which affects the Free Shares or Matching Shares the Trustees shall notify Participants. Each Participant may direct how the Trustees shall act in relation to that Participant's Plan Shares. In the absence of any direction, the Trustees shall take no action.

12.   Power of Trustees to Raise Funds to Subscribe for a Rights Issue
      ----------------------------------------------------------------

If instructed by Participants in respect of their Plan Shares the Trustees may dispose of some of the rights under a rights issue arising from those Shares to obtain enough funds to exercise the remaining rights.

The rights referred to are the rights to buy additional shares or rights in the same company.

13.   Power to Agree Market Value of Shares
      -------------------------------------

Where the Market Value of Shares falls to be determined for the purposes of the Schedule, the Trustees may agree with the Inland Revenue that it shall be determined by reference to such date or dates, or to an average of the values on a number of dates, as specified in the agreement.

14.   Personal Interest of Trustees
      -----------------------------

Trustees, and directors, officers or employees of a corporate Trustee, shall not be liable to account for any benefit accruing to them by virtue of their:

      (A)  participation in the Plan as a Qualifying Employee;

      (B) ownership, in a beneficial or fiduciary capacity, of any shares or other securities in any Participating Company;

      (C) being a director or employee of any Participating Company, being a creditor, or being in any other contractual relationship with any such Company.

15.   Trustees' Meetings
      ------------------

The Trustees shall hold meetings as often as is necessary for the administration of the Plan. There shall be at least two Trustees present at a meeting except where the sole Trustee is a corporate Trustee and the Trustees shall give due notice to all the Trustees of such a meeting. Decisions made at such a meeting
by a majority of the Trustees present shall be binding on all the Trustees.   A
written resolution signed by all the Trustees shall have the same effect as a resolution passed at a meeting.

16.   Subsidiary Companies
      --------------------

Any Subsidiary may with the agreement of the Company become a party to this Deed and the Plan by executing a deed of adherence agreeing to be bound by the Deed and Rules.

Any company which ceases to be a Subsidiary shall cease to be a Participating Company.

17.   Expenses of Plan
      ----------------

The Participating Companies shall meet the costs of the preparation and administration of this Plan.

18.   Trustees' Liability and Indemnity
      ---------------------------------

18.1 The Participating Companies shall jointly and severally indemnify each of the Trustees (except a remunerated Trustee) against any expenses and liabilities which are incurred through acting as a Trustee of the Plan and which cannot be recovered from the Trust Fund. This does not apply to expenses and liabilities which are incurred through fraud or wilful wrongdoing or are covered by insurance under clause 18.3.

18.2 No Trustee except a remunerated Trustee shall be personally liable for any breach of trust (other than through fraud or wilful wrongdoing) over and above the extent to which the Trustee is indemnified by the Participating Companies in accordance with clause 18.1 above.

18.3 A non-remunerated Trustee may insure the Plan against any loss caused by him or any of his employees, officers, agents or delegates. A non-remunerated Trustee may also insure himself and any of these persons against liability for breach of trust not involving fraud or wilful wrongdoing or negligence of the Trustee or the person concerned.

18.4 A Trustee who carries on a profession or business may charge for services rendered on a basis agreed with the Company. A firm or company in which a Trustee is interested or by which he is employed may also charge for services rendered on this basis.

19.   Covenant by the Participating Companies
      ---------------------------------------

The Participating Companies hereby jointly and severally covenant with the Trustees that they shall pay to the Trustees all sums which they are required to pay under the Rules and shall at all times comply with the Rules.

20.   Acceptance of Gifts
      -------------------

The Trustees may accept gifts of Shares and other assets which shall be held upon the trusts declared by clause 3.1 or 3.4 as the case may be.

21.   Trustee's Lien
      --------------

The Trustees' lien over the Trust Fund in respect of liabilities incurred by them in the performance of their duties (including the repayment of borrowed money and tax liabilities) shall be enforceable subject to the following restrictions:

      (A) the Trustees shall not be entitled to resort to Partnership Share Money for the satisfaction of any of their liabilities; and

      (B) the Trustees shall not be entitled to resort to Plan Shares for the satisfaction of their liabilities except to the extent that this is permitted by the Plan.

22.   Amendments to the Plan
      ----------------------

The Company may, with the Trustees' written consent, from time to time amend the Plan provided that:

      (A) no amendment which would adversely prejudice to a material extent the rights attaching to any Plan Shares awarded to or acquired by Participants may be made nor may any alteration be made giving to Participating Companies a beneficial interest in Plan Shares, and

      (B) if the Plan is approved by the Inland Revenue at the time of an amendment or addition, any amendment or addition to a "key feature" (as defined in paragraph 118(3)(a) of the Schedule) of the Plan shall not have effect unless and until the written approval of the Inland Revenue has been obtained in accordance with paragraph 4 of the Schedule.

23.   Termination of the Plan
      -----------------------

23.1  The Plan shall terminate:

      (A) in accordance with a Plan Termination Notice issued by the Company to the Trustees under paragraph 120 of the Schedule, or

      (B)  if earlier, on the expiry of the Trust Period.

23.2 The Company shall immediately upon executing a Plan Termination Notice provide a copy of the notice to the Trustees, the Inland Revenue and each individual who has Plan Shares or who has entered into a Partnership Share Agreement which was in force immediately before the Plan Termination Notice was issued.

23.3 Upon the issue of a Plan Termination Notice or upon the expiry of the Trust Period paragraph 121 of the Schedule shall have effect.

23.4 Any Shares or other assets which remain undisposed of after the requirements of paragraph 121 of the Schedule have been complied with shall be held by the Trustees upon trust to pay or apply them to or for the benefit of the Participating Companies as at the termination date in such proportion, having regard to their respective contributions, as the Trustees shall in their absolute discretion think appropriate.

EXECUTED as a deed by [JACOBS         )
--------               ------         )
ENGINEERING GROUP, INC.] acting by    )
-----------------------               )
one of its directors and its secretary)  .......................................
or by two of its directors            )  Director


                                         .......................................
                                         Director/Secretary





EXECUTED as a deed by [JACOBS         )
--------               ------         )
ENGINEERING U.K. LIMITED] acting by   )
------------------------              )
one of its directors and its secretary)  .......................................
or by two of its directors            )  Director


                                         .......................................
                                         Director/Secretary



EXECUTED as a deed by [JACOBSGIBB     )
--------               ----------     )
LIMITED] acting by one of its         )
-------                               )
directors and its secretary or by     )
two of its directors)                    .......................................
                                         Director


                                         .......................................
                                         Director/Secretary


[Please check that methods of execution are acceptable - companies can execute by common seal if you prefer.]

Rules of the Jacobs Engineering Group All Employee Share Scheme
---------------------------------------------------------------

1.    DEFINITIONS
      -----------

1.1  The following words and expressions have the following meanings:
     "Accumulation Period"             in relation to Partnership Shares, the period during
                                       which the Trustees accumulate a Qualifying Employee's
                                       Partnership Share Money before acquiring Partnership
                                       Shares or repaying it to the Qualifying Employee.

     "Acquisition Date"                (A)  in relation to Partnership Shares, where there is no
                                            Accumulation Period, the meaning given by paragraph
                                            40(2) of the Schedule;

                                       (B)  in relation to Partnership Shares, where there is an
                                            Accumulation Period, the meaning given by paragraph
                                            42(3) of the Schedule; and

                                       (C)  in relation to Dividend Shares, the meaning given by
                                            paragraph 56(3) of the Schedule.

     "Associated Company"              the same meaning as in section 416 of ICTA 1988.

     "Award Date"                      in relation to Free Shares or Matching Shares, the date
                                       on which such Shares are awarded.

     "Award"                           (A)  in relation to Free Shares and Matching Shares,
                                            the appropriation of Free Shares and Matching
                                            Shares in accordance with the Plan; and

                                       (B)  in relation to Partnership Shares, the acquisition of
                                            Partnership Shares on behalf of Qualifying Employees
                                            in accordance with the Plan.

     "Capital Receipt"                 the same meaning as in paragraph 79 of the Schedule.

     "Close Company"                   the same meaning as in section 414 of ICTA 1988.

     "the Company"                     [Jacobs Engineering Group, Inc.] registered in [ ] as
                                       company number [  ].


     "Connected Company"               the same meaning as in paragraph 16(4) of the
                                       Schedule.

     "Control"                         the same meaning as in section 840 of ICTA
                                       1988.

     "Dealing Day"                     a day on which the Stock Exchange is open for the
                                       transaction of business.

     "the Deed"                        the trust deed establishing the Plan.

     "Dividend Shares"                 Shares acquired on behalf of a Participant from
                                       reinvestment of dividends under Part D of the
                                       Plan and which are subject to the Plan.

     "Free Share Agreement"            an agreement in substantially the terms set out
                                       in Appendix I.

     "Free Shares"                     Shares awarded under Part A of the Plan which are
                                       subject to the Plan.

     "Group Plan"                      the Plan as established by [Jacobs Engineering Group,
                                       Inc.] and extending to its Subsidiaries which are
                                       Participating Companies.

     "Holding Period"                  (A)  in relation to Free Shares, the period specified by
                                            the Company as mentioned in Rule 5.12;

                                       (B)  in relation to Matching Shares, the period
                                            specified by the Company as mentioned in Rule 7.5; and

                                       (C)  in relation to Dividend Shares, the period of 3
                                            years from the Acquisition Date.

     "ICTA 1988"                       the Income and Corporation Taxes Act 1988.

     "Initial Market Value"            the market value of a Share on an Award Date. Where the Share is subject to a restriction or risk of forfeiture, the
                                       market value shall be determined without reference to that restriction or risk.

     "Market Value"                    on any day the average of the middle market quotations of a Share as derived from the Daily Official List of the Stock Exchange for the 5 immediately preceding Dealing Days.

     "Matching Shares"                 Shares awarded under Part C of the Plan and which are subject to the Plan.



     "Material Interest"               the same meaning as in paragraph 15 of the Schedule.

     "NICs"                            National Insurance Contributions.

     "Participant"                     an individual who has received under the Plan an Award
                                       of Free Shares, Matching Shares or Partnership Shares,
                                       or on whose behalf Dividend Shares have been acquired.

     "Participating Company"           the Company and such of its Subsidiaries as have
                                       executed deeds of adherence to the Plan under clause 16
                                       of the Trust Deed.

     "Partnership Shares"              Shares awarded under Part B of the Plan and which are
                                       subject to the Plan.

     "Partnership Share Agreement"     an agreement in substantially the terms set out in
                                       Appendix II.

     "Partnership Share Money"         money deducted from a Qualifying Employee's Salary
                                       pursuant to a Partnership Share Agreement and held by
                                       the Trustees to acquire Partnership Shares or to be
                                       returned to such a person.

     "Performance Allowances"          the criteria for an Award of Free Shares where:

                                       (A)  whether Shares are awarded; or

                                       (B)  the number or value of Shares awarded

                                       is conditional on performance targets being met.

     "the Plan"                        the Jacobs Engineering Group All Employee Share
                                       Scheme.

     "Plan Shares"                     (A)  Free Shares, Matching Shares or Partnership Shares
                                            awarded to Participants;

                                       (B)  Dividend Shares acquired on behalf of Participants;
                                            and

                                       (C)  shares in relation to which paragraph 115(5)
                                            (company reconstructions: new shares) of the Schedule
                                            applies

                                       that remain subject to the Plan.

     "Plan Termination Notice"         a notice issued under paragraph 120 of the Schedule.


     "Profit Sharing Scheme"           a profit-sharing scheme approved by the Board of Inland
                                       Revenue under Schedule 9 of ICTA 1988.

     "Qualifying Corporate Bond"       the same meaning as in section 117 of the Taxation of
                                       Chargeable Gains Act 1992.

     "Qualifying Employee"             an employee who must be invited to participate in an
                                       Award in accordance with Rule 3.5 and any employee who
                                       the Company has invited in accordance with Rule 3.6.

     "Qualifying Period"               (A)  in the case of Free Shares, a period determined
                                            from time to time by the Company, being not more than 18
                                            months before the Award is made;

                                       (B)  in the case of Partnership Shares and Matching
                                            Shares where there is an Accumulation Period, a period
                                            determined from time to time by the Company, not more
                                            than 6 months before the start of the Accumulation
                                            Period;

                                       (C)  in the case of Partnership Shares and Matching
                                            Shares where there is no Accumulation Period, a period
                                            determined from time to time by the Company, not more
                                            than 18 months before the deduction of Partnership Share
                                            Money relating to the Award.

     "Redundancy"                      the same meaning as in the Employment Rights Act 1996.

     "Relevant Employment"             employment by the Company or any Associated Company.

     "Retirement Age"                  age [65 - is this the normal retirement age for Jacobs
                                       employees?].

     "Salary"                          the same meaning as in paragraph 48 of the Schedule.

     "the Schedule"                    Schedule 8 to the Finance Act 2000.

     "Shares"                          ordinary shares in the capital of Jacobs Engineering
                                       Group, Inc. which comply with the conditions set out in
                                       paragraph 59 of the Schedule.

     "the Stock Exchange"              the London Stock Exchange plc.


     "Subsidiary"                      any company which is for the time being under the
                                       Control of the Company.

     "Tax Year"                        a year beginning on 6 April and ending on the following
                                       5 April.

     "the Trustees"                    the trustees or trustee of the Plan.

     "the Trust Fund"                  all assets transferred to the Trustees to be held on the
                                       terms of the Trust Deed and the assets from time to time
                                       representing such assets, including any accumulations of
                                       income.

     "the Trust Period"                the period of 80 years beginning with the date of the
                                       Deed.



1.2 References to any Act, or Part, Chapter, or section (including ICTA 1988) shall include any statutory modification, amendment or re-enactment of that Act, for the time being in force.

1.3 Words of the feminine gender shall include the masculine and vice versa and words in the singular shall include the plural and vice versa unless, in either case, the context otherwise requires or it is otherwise stated.

2.   PURPOSE OF THE PLAN
     -------------------

2.1 The purpose of the Plan is to enable employees of Participating Companies to acquire shares in a company which give them a continuing stake in that company.

3.   ELIGIBILITY OF INDIVIDUALS
     --------------------------

3.1 Subject to rule 3.4, individuals are eligible to participate in an Award only if:

     (A)  they are employees of a Participating Company;

     (B)  they have been such employees at all times during any Qualifying
          Period;

     (C) they are eligible on the date(s) set out in paragraph 13(1) of the Schedule; and

     (D) they do not fail to be eligible under either or both Rules 3.2, 3.3 or 3.4

3.2 Individuals are not eligible to participate in an Award of Shares if they have, or within the preceding twelve months have had, a Material Interest in:

     (A) a Close Company whose Shares may be appropriated or acquired under the Plan; or

     (B) a company which has Control of such a company or is a member of a consortium which owns such a company.

3.3 Individuals are not eligible to participate in an Award of Free Shares in any Tax Year if in that Tax Year:

     (A) they have been awarded shares under a Profit-Sharing Scheme established by the Company or a Connected Company, or are to be awarded such shares at the same time; or

     (B) they have received (or are to receive at the same time) an Award under another plan established by the Company or a Connected Company and approved under the Schedule, or if they would have received such an Award but for their failure to meet a performance target (see Rule 5.5).

3.4 Individuals are not eligible to participate in an Award of Partnership Shares or Matching Shares in any Tax Year if in that Tax Year they have received (or are to receive at the same time) an Award under another plan established by the Company or a Connected Company and approved under the Schedule, or if they would have received such an Award but for their failure to meet a performance target (see Rule 5.5).

     Employees who must be invited to participate in Awards

3.5 Individuals shall be eligible to receive an Award of Shares under the Plan if they meet the requirements in Rule 3.1 and are chargeable to income tax in respect of their employment under Case I of Schedule E.

     In this case they shall be invited to participate in any Awards of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.

     Employees who may be invited to participate in Awards

3.6  The Company may also invite any employee who meets the requirements in Rule
     3.1 to participate in any Award of Free Shares, Partnership Shares or Matching Shares, and acquisitions of Dividend Shares, as are set out in the Plan.

4.   PARTICIPATION ON SAME TERMS
     ----------------------------

4.1 Every Qualifying Employee shall be invited to participate in an Award on the same terms. All who do participate in an Award shall do so on the same terms.

4.2 The Company may make an Award of Free Shares to Qualifying Employees by reference to their remuneration, length of service or hours worked.

4.3 The Company may make an Award of Free Shares to Qualifying Employees by reference to their performance as set out in Rule 5.5.

                                     PART A

5.   FREE SHARES
     -----------

5.1 Every Qualifying Employee shall enter into an agreement with the Company (a "Free Share Agreement") in substantially the terms of the draft in Appendix I to these Rules.

5.2 The Trustees, acting with the prior consent of the Company, may from time to time award Free Shares.

5.3 The number of Free Shares to be awarded by the Trustees to each Qualifying Employee on an Award Date shall be determined by the Company in accordance with this Rule.

     Maximum annual Award

5.4 The Initial Market Value of the Shares awarded to a Qualifying Employee in any Tax Year shall not exceed (Pounds)3,000.

     Allocation of Free Shares by reference to performance

5.5 The Company may stipulate that the number of Free Shares (if any) to be awarded to each Qualifying Employee on a given Award Date shall be determined by reference to Performance Allowances.

5.6 If Performance Allowances are used, they shall apply to all Qualifying Employees.

5.7 (A) Performance Allowances shall be determined by reference to such fair and objective criteria (performance targets) relating to business results as the Company shall determine over such period as the Company shall specify;

     (B) performance targets must be set for performance units of one or more employees; and

     (C) for the purposes of an Award of Free Shares an employee must not be a member of more than one performance unit.

5.8 Where the Company decides to use Performance Allowances it shall, as soon as reasonably practicable:

     (A) notify each employee participating in the Award of the performance targets and measures which, under the Plan, shall be used to determine the number or value of Free Shares awarded to him; and

     (B) notify all Qualifying Employees of the Company or, in the case of a Group Plan, of any Participating Company, in general terms, of the performance targets and measures to be used to determine the number or value of Free Shares to be awarded to each Participant in the Award.

5.9 The Company shall determine the number of Free Shares (if any) to be awarded to each Qualifying Employee by reference to performance using Method 1 or Method 2. The same method shall be used for all Qualifying Employees for each Award.

Performance Allowances: method 1

5.10  By this method:

     (A) at least 20% of Free Shares awarded in any performance period shall be awarded without reference to performance;

     (B) the remaining Free Shares shall be awarded by reference to performance; and

     (C) the highest Award made to an individual by reference to performance in any period shall be no more than four times the highest Award to an individual without reference to performance.

If this method is used:

     (1)  the Free Shares awarded without reference to performance (paragraph
          (A) above) shall be awarded on the same terms mentioned in Rule 4; and

     (2) the Free Shares awarded by reference to performance (paragraph (B) above) need not be allocated on the same terms mentioned in Rule 4.

Performance Allowances: method 2

5.11  By this method:

     (A)  some or all Free Shares shall be awarded by reference to performance;

     (B) the Award of Free Shares to Qualifying Employees who are members of the same performance unit shall be made on the same terms, as mentioned in Rule 4; and
     (C) Free Shares awarded for each performance unit shall be treated as separate Awards.

Holding Period for Free Shares

5.12 The Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Free Share Agreement.

5.13 The Holding Period shall, in relation to each Award, be a specified period of not less than three years nor more than five years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Free Shares already awarded under the Plan.

5.14 A Participant may during the Holding Period direct the Trustees:

     (A) to accept an offer for any of their Free Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

     (B) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Free Shares if the offer forms part of such a general offer as is mentioned in paragraph (C); or

     (C) to accept an offer of cash, with or without other assets, for their Free Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares, or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 ICTA 1988; or

     (D) to agree to a transaction affecting their Free Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

          (1) all of the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or

          (2) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

                                     PART B

6.  PARTNERSHIP SHARES
    ------------------

6.1 The Company may at any time invite every Qualifying Employee to enter into an agreement with the Company (a "Partnership Share Agreement") in substantially the terms of the draft in Appendix II to these Rules.

6.2 Partnership Shares shall not be subject to any provision under which they may be forfeit.

     Maximum amount of deductions

6.3 The amount of Partnership Share Money deducted from a Qualifying Employee's Salary shall not exceed (Pounds)125 in any month. If the Salary is not paid monthly, the (Pounds)125 limit shall be calculated proportionately.

6.4 The amount of Partnership Share Money deducted from a Qualifying Employee's Salary over an Accumulation Period shall not exceed 10% of the total of the payments of Salary made to such employee over that Accumulation Period or if there is no Accumulation Period, 10% of the Salary payment from which the deduction is made.

6.5 Any amount deducted in excess of that allowed by Rule 6.3 or 6.4 shall be paid over to the Qualifying Employee, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

     Minimum amount of deductions

6.6 The minimum amount to be deducted under the Partnership Share Agreement in any month shall be the same in relation to all Partnership Share Agreements entered into in response to invitations issued on the same occasion. It shall not be greater than an amount determined from time to time by the Company (being no greater than (Pounds)10).

     Notice of possible effect of deductions on benefit entitlement

6.7 Every Partnership Share Agreement shall contain a notice under paragraph 38 of the Schedule.

     Restriction imposed on number of Shares awarded

6.8 The Company may specify the maximum number of Shares to be included in an Award of Partnership Shares.

6.9 The Partnership Share Agreement shall contain an undertaking by the Company to notify each Qualifying Employee of any restriction on the number of Shares to be included in an Award.

6.10 The notification in Rule 6.9 above shall be given:

     (A) if there is no Accumulation Period, before the deduction of the Partnership Share Money relating to the Award; and

     (B) if there is an Accumulation Period, before the beginning of the Accumulation Period relating to the Award.

     Plan with no Accumulation Period

6.11 The Trustees shall acquire Shares on behalf of the Qualifying Employee using the Partnership Share Money. They shall acquire the Shares on the Acquisition Date. The number of Shares awarded to each Qualifying Employee shall be determined in accordance with the Market Value of the Shares on that date.

     Plan with Accumulation Period

6.12 If there is an Accumulation Period, the Trustees shall acquire Shares on behalf of the Qualifying Employee, on the Acquisition Date, using the Partnership Share Money.

6.13 The number of Shares acquired on behalf of each Participant shall be determined by reference to the lower of:

     (A) the Market Value of the Shares at the beginning of the Accumulation Period; and

     (B)  the Market Value of the Shares on the Acquisition Date.

6.14 If a transaction occurs during an Accumulation Period which results in a new holding of Shares being equated for the purposes of capital gains tax with any of the Shares to be acquired under the Partnership Share Agreement, the employee may agree that the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding.

     Surplus Partnership Share Money

6.15 Any surplus Partnership Share Money remaining after the acquisition of Shares by the Trustees:

     (A) may, with the agreement of the Participant, be carried forward to the next [Accumulation Period/the next deduction]; and

     (B) in any other case, shall be paid over to the Participant, subject to both deduction of income tax under PAYE and NICs, as soon as practicable.

     Scaling down

6.16 If the Company receives applications for Partnership Shares exceeding the Award maximum determined in accordance with Rule 6.8 then the following steps shall be taken in sequence until the excess is eliminated.

     Step 1. the excess of the monthly deduction chosen by each applicant over an amount determined by the Company shall be reduced pro rata;

     Step 2. all monthly deductions shall be reduced to the amount determined by the Company under Rule 6.6;

     Step 3. applications shall be selected by lot, each based on a monthly deduction of the amount determined by the Company under Rule 6.6.

   Each application shall be deemed to have been modified or withdrawn in accordance with the foregoing provisions, and each employee who has applied for Partnership Shares shall be notified of the change.

     Withdrawal from Partnership Share Agreement

6.17 A Qualifying Employee may withdraw from a Partnership Share Agreement at any time by notice in writing to the Company. Unless a later date is specified in the notice, such a notice shall take effect 30 days after the Company receives it. Any Partnership Share Money then held on behalf of a Qualifying Employee shall be paid over to that employee as soon as practicable. This payment shall be subject to income tax under PAYE and NICs.

     Repayment of Partnership Share Money on withdrawal of approval or Termination

6.18 If approval to the Plan is withdrawn or a Plan Termination Notice is issued in respect of the Plan, any Partnership Share Money held on behalf of Qualifying Employees shall be repaid to them as soon as practicable, subject to deduction of income tax under PAYE, and NICs.

                                    PART C

7.  MATCHING SHARES
    ---------------

7.1 The Partnership Share Agreement sets out the basis on which a Participant is entitled to Matching Shares in accordance with this Part of the Rules. General requirements for Matching Shares

7.2  Matching Shares shall:


     (A) be Shares of the same class and carrying the same rights as the Partnership Shares to which they relate;

     (B) subject to Rule 7.4, be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant; and

     (C)  be awarded to all Participants on exactly the same basis.

     Ratio of Matching Shares to Partnership Shares

7.3 The Partnership Share Agreement shall specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and that ratio shall not exceed 2:1. The Company may vary the ratio before Partnership Shares are acquired. Employees shall be notified of the terms of any such variation before the Partnership Shares are awarded under the Partnership Share Agreement.

7.4 If the Partnership Shares on that day are not sufficient to produce a Matching Share, the match shall be made when sufficient Partnership Shares have been acquired to allow at least one Matching Share to be appropriated.

     Holding Period for Matching Shares

7.5 The Company shall, in relation to each Award Date, specify a Holding Period throughout which a Participant shall be bound by the terms of the Partnership Share Agreement.

7.6 The Holding Period shall, in relation to each Award, be a specified period of not less than three years nor more than five years, beginning with the Award Date and shall be the same for all Participants who receive an Award at the same time. The Holding Period shall not be increased in respect of Matching Shares awarded under the Plan.

7.7  A Participant may during the Holding Period direct the Trustees:

     (A) to accept an offer for any of their Matching Shares if the acceptance or agreement shall result in a new holding being equated with those original Shares for the purposes of capital gains tax; or

     (B) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Matching Shares if the offer forms part of such a general offer as is mentioned in paragraph
          (C); or

     (C) to accept an offer of cash, with or without other assets, for their Matching Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their Shares or to the holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

     (D) to agree to a transaction affecting their Matching Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

          (1) all of the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or

          (2) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

                                     PART D

8.   DIVIDEND SHARES
     ---------------

     Reinvestment of cash dividends

8.1 The Free Share Agreement or Partnership Share Agreement, as appropriate, shall set out the rights and obligations of Participants receiving Dividend Shares under the Plan.

8.2 The Company may direct that any cash dividend in respect of Plan Shares held on behalf of Participants may be applied in acquiring further Plan Shares on their behalf.

8.3  Dividend Shares shall be Shares:

     (A) of the same class and carrying the same rights as the Shares in respect of which the dividend is paid; and

     (B)  which are not subject to any provision for forfeiture.

8.4  The Company may decide to:

     (A) apply all Participants' dividends, up to the limit specified in Rule 8.6, to acquire Dividend Shares;

     (B)  to pay all dividends in cash to all Participants; or

     (C)  to offer Participants the choice of either (A) or (B) above.

8.5  The Company may revoke any direction for reinvestment of cash dividends.

8.6 The amount applied by the Trustees in acquiring Dividend Shares shall not exceed (Pounds)1,500 in each Tax Year. For the purposes of this Rule, the Dividend Shares are those acquired under this Plan and those acquired under any other plan approved under the Schedule. In exercising their powers in relation to the acquisition of Dividend Shares the Trustees must treat Participants fairly and equally.

8.7 If the amounts received by the Trustees exceed the limit in Rule 8.6, the balance shall be paid to the participant as soon as practicable.

8.8 The Trustees shall apply all the cash dividend to acquire Shares on behalf of the Participant on the Acquisition Date. The number of Dividend Shares acquired on behalf of each Participant shall be determined by the Market Value of the Shares on the Acquisition Date.

     Certain amounts not reinvested to be carried forward

8.9  Subject to Rule 8.7, any amount that is not reinvested:

     (A) because the amount of the cash dividend is insufficient to acquire a Share; or

     (B)  because there is an amount remaining after acquiring the Dividend
          Shares;

     may be retained by the Trustees and carried forward to be added to the amount of the next cash dividend to be reinvested.

8.10 If, during the period of three years beginning with the date on which the dividend was paid:

      (A)  it is not reinvested; or

      (B)  the Participant ceases to be in relevant employment; or

      (C)  a Plan Termination Notice is issued

      the amount shall be repaid to the Participant as soon as practicable. On making such a payment, the Participant shall be provided with the information specified in paragraph 90 of the Schedule.

      Holding Period for Dividend Shares

8.11 The Holding Period shall be a period of three years, beginning with the Acquisition Date.

8.12  A Participant may during the Holding Period direct the Trustees:

      (A) to accept an offer for any of their Dividend Shares if the acceptance or agreement shall result in a new holding being equated with those shares for the purposes of capital gains tax; or

      (B) to accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for their Dividend Shares if the offer forms part of such a general offer as is mentioned in paragraph
           (C); or

      (C) to accept an offer of cash, with or without other assets, for their Dividend Shares if the offer forms part of a general offer which is made to holders of shares of the same class as their shares or to holders of shares in the same company, and which is made in the first instance on a condition such that if it is satisfied the person making the offer shall have control of that company, within the meaning of section 416 of ICTA 1988; or

      (D) to agree to a transaction affecting their Dividend Shares or such of them as are of a particular class, if the transaction would be entered into pursuant to a compromise, arrangement or scheme applicable to or affecting:

           (1) all of the ordinary share capital of the Company or, as the case may be, all the shares of the class in question; or

           (2) all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a plan approved under the Schedule.

8.13 Where a Participant is charged to tax in the event of their Dividend Shares ceasing to be subject to the Plan, they shall be provided with the information specified in paragraph 93(4) of the Schedule.

9.    COMPANY RECONSTRUCTIONS
      -----------------------

9.1 The following provisions of this Rule apply if there occurs in relation to any of a Participant's Plan Shares (referred to in this Rule as "the Original Holding"):

     (A) a transaction which results in a new holding (referred to in this Rule as "the New Holding") being equated with the Original Holding for the purposes of capital gains tax; or

     (B) a transaction which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond.

9.2 If an issue of Shares of any of the following description (in respect of which a charge to income tax arises) is made as part of a company reconstruction, those Shares shall be treated for the purposes of this Rule as not forming part of the New Holding:

     (A) redeemable shares or securities issued as mentioned in section 209(2)(c) of ICTA 1988;

     (B) share capital issued in circumstances such that section 210(1) of ICTA 1988 applies; or

     (C)  share capital to which section 249 of ICTA 1988 applies.

9.3  In this Rule:

     "Corresponding Shares" in relation to any New Shares, means the Shares in respect of which the New Shares are issued or which the New Shares otherwise represent;

     "New Shares" means shares comprised in the New Holding which were issued in respect of, or otherwise represent, shares comprised in the Original Holding.

9.4 Subject to the following provisions of this Rule, references in this Plan to a Participant's Plan Shares shall be respectively construed, after the time of the company reconstruction, as being or, as the case may be, as including references to any New Shares.

9.5  For the purposes of the Plan:

     (A) a company reconstruction shall be treated as not involving a disposal of Shares comprised in the Original Holding; and

     (B) the date on which any New Shares are to be treated as having been appropriated to or acquired on behalf of the Participant shall be that on which Corresponding Shares were so appropriated or acquired.

9.6 In the context of a New Holding, any reference in this Rule to shares includes securities and rights of any description which form part of the New Holding for the purposes of Chapter II of Part IV of the Taxation of Chargeable Gains Act 1992.

10.  RIGHTS ISSUES
     -------------

10.1 Any shares or securities allotted under clause 12 of the Trust Deed shall be treated as Plan Shares identical to the shares in respect of which the rights were conferred. They shall be treated as if they were awarded to or acquired on behalf of the Participant under the Plan in the same way and at the same time as those shares.

10.2  Rule 10.1 does not apply:

      (A) to shares and securities allotted as the result of taking up a rights issue where the funds to exercise those rights were obtained otherwise than by virtue of the Trustees disposing of rights in accordance with this rule; or

      (B) where the rights to a share issue attributed to Plan Shares are different from the rights attributed to other ordinary shares of the company.

                                   Appendix I
                                   ----------

THIS AGREEMENT is dated                                                and made
--------------

BETWEEN:
--------

(1)  [PARTICIPANT], (the "Participant"), of [address];
     -------------       -------------

(2)  [JACOBS ENGINEERING GROUP, INC.], (the "Company"), registered in [        ]
      ------------------------------        ---------
     as company number [    ] and having its registered office at [          ].

This agreement sets out the terms on which the Participant agrees to take part under the terms of the Jacobs Engineering Group All Employee Share Scheme (the "Plan") and is subject to the rules of the Plan. The definitions in the Plan Rules apply to this agreement:

1.   Participant
     -----------
1.1 I agree to accept the Free Shares in Jacobs Engineering Group, Inc. awarded to me under the Plan.

1.2 I agree to leave the Free Shares in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of [insert number of years being not less than three and not more than five] years.

1.3 [I agree that all dividends paid on my shares will be used by the Trustees to buy more shares in Jacobs Engineering Group, Inc. for me according to the rules of the Plan.

1.4 I agree to leave the Dividend Shares in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of three years.]

1.5 I have read this agreement (including the attached rights and obligations) and agree to be bound by it and by the rules of the Plan.

2.   Company
     -------

2.1 The Company agrees to arrange for shares in Jacobs Engineering Group, Inc. to be awarded and bought for me, according to the rules of the Plan.

2.2 [Insert the terms (or a cross reference to an explanation of the terms) on which the Free Shares will be awarded - for example the application of Rule 4 and the method for any performance award (Rule 5).]


Signature: _____________________                        Date:  ___ / ___ / _____

Rights and Obligations



1. I agree that taking part in the Plan does not affect my rights, entitlements and obligations under my contract of employment, and does not give me any rights or additional rights to compensation or damages if my employment ceases.

2. I may ask the Trustees for my Free Shares [and Dividend Shares] at any time after the end of the Holding Period, but I may have to pay income tax and National Insurance Contributions when they are taken out of the Plan.

3. I agree to allow the Trustees to sell some or all of my shares to pay any income tax and National Insurance Contributions in respect of my shares ceasing to be subject to the Plan, unless I provide them in advance with sufficient funds to pay these amounts.

4. If there is a rights issue, I agree to allow the Trustees to sell some of the rights attached to my shares in the Plan, to exercise the rights attached to other shares held by me in the Plan.

5.  I can at any time withdraw from this agreement, by writing to my employer.

6. I agree that withdrawal from this agreement will not affect the terms on which I agreed to accept any shares that have already been awarded to or bought for me under the terms of the Plan.

7.  I understand that my obligations during the Holding Period will end:

    (A) if I cease to be in Relevant Employment, and this may lead to forfeiture of the Free Shares;

    (B) if the Company terminates the Plan in accordance with Clause 23 of the Deed and I have consented to the transfer of the Shares to me.

8.  I understand that my obligations under the Holding Period are subject to:

    (A)  the right of the Trustees to sell my shares to meet PAYE obligations;

    (B) the Trustees accepting at my direction an offer for my shares in accordance with the Plan.

9. I will lose my Free Shares if I cease to be in Relevant Employment within [a specified period, not exceeding three years/] from the date of the Award,

    unless the employment ceased for one of the following reasons:

    (A)  injury or disability;

    (B)  redundancy;

    (C) transfer of employment to which the Transfer of Undertaking (Protection of Employment) Regulations 1981 apply;

    (D)  retirement on or after reaching Retirement Age;

    (E)  death.

[Dividend Reinvestment

10.  Cash dividends will be used to buy more shares (Dividend Shares) for me.

11.  Any amount over (Pounds)1,500 in each tax year will be paid to me.

12. Any amount below (Pounds)1,500 not used to buy shares shall be carried forward and added to the next cash dividend to be reinvested.]

                                  Appendix II
                                  -----------


THIS AGREEMENT is dated                                               and made
--------------

BETWEEN:
--------

(1)  [THE PARTICIPANT], (the "Participant"), of [address];
     -----------------       -------------

(2)  [JACOBS ENGINEERING GROUP, INC.], (the "Company"), registered in [    ] as
      ------------------------------        ---------
     company number [    ] and having its registered office at [          ].

(3)  [THE TRUSTEES], (the "Trustees"), registered in England and Wales as
     --------------
     company number  and having its registered office at .

This agreement sets out the terms on which the Participant agrees to buy shares under the terms of the Jacobs Engineering Group All Employee Share Scheme (the "Plan") and is subject to the rules of the Plan. The definitions in the Plan Rules apply to this agreement:

1.  Notice to Participant About Possible Effect on Benefits
    -------------------------------------------------------

Deductions from your pay to buy Partnership Shares under this agreement may affect your entitlement to, or the level of, some contributory social security benefits, statutory maternity pay and statutory sick pay.

They may also have a similar effect in respect of some contributory social security benefits paid to your wife or husband.

With this agreement you should have been given information on the effect of deductions from your pay to buy Partnership Shares on entitlement to social security benefits, statutory sick pay and statutory maternity pay. The effect is particularly significant if your earnings are brought below the lower earnings limit for National Insurance purposes, and is explained in the information: it is therefore important that you read it. If you have not been given a copy, ask your employer for it. Otherwise a copy may be obtained from any office of the Department of Social Security, or, in Northern Ireland, of the Department for Social Development. You should take the information you have been given into account in deciding whether to buy Partnership Shares.

2.  Participant
    -----------

2.1 I agree to allow my employer to deduct the following amount per [insert period] from my Salary:

-------------------------------------------------------------
(Pounds)                                       Insert
                                               amount
                                               between
                                               [(Pounds)10] and
                                               (Pounds)125
                                               [per month] and
                                               not more than
                                               10% of my salary
-------------------------------------------------------------

2.2 [I agree that these deductions will be used to buy Partnership Shares in Jacobs Engineering Group, Inc. for me.

     I agree that the Trustees will accumulate my deductions from [Company to specify beginning and end of Accumulation Period] and buy Partnership Shares in Jacobs Engineering Group, Inc. for me after the end of the Accumulation Period.]

2.3 [I agree to accept Matching Shares in Jacobs Engineering Group, Inc. awarded to me under the Plan and leave them in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of [ - not less than three and not more than five years].]

2.4 [I agree that all dividends paid on my shares will be used by the Trustees to buy more shares in Jacobs Engineering Group, Inc. for me according to the rules of the Plan. I agree to accept the Dividend Shares bought for me and leave them in the hands of the Trustees, and not to assign, charge or otherwise dispose of my beneficial interest in the shares for the whole of the Holding Period of 3 years.]

2.5  I understand that shares may fall in value as well as rise.

2.6 I have read this agreement (including the attached rights and obligations) and agree to be bound by it and by the rules of the Plan.

3.   Company
     -------

3.1 The Company agrees to arrange for shares in Jacobs Engineering Group, Inc. to be bought for me, according to the rules of the Plan.

3.2 [The Company agrees to provide [insert number] Matching Share(s) for every [insert number] Partnership Share(s).]

3.3 The Company undertakes to notify me of any restriction on the number of Partnership Shares available in the (or each) Award.

4.   Trustees
     --------

4.1 The Trustees agree to keep my Salary deductions in [insert name of bank/ building society] until they are used to buy shares in Jacobs Engineering Group, Inc. for me.

Signature: _________________________                  Date:   ___ / ___ /_____

Rights and Obligations



1. I agree that taking part in the Plan does not affect my rights, entitlements and obligations under my contract of employment, and does not give me any rights or additional rights to compensation or damages if my employment ceases.

2. I may stop the deductions at any time, or begin them again, by writing to my employer, but I may not make up any amounts missed when deductions were stopped.

3. I agree that the deductions from my salary, or the number of shares that I receive may be scaled down if the limit on the number of shares set by the Company for this award is exceeded.

4. I may ask the Trustees for my Partnership Shares at any time, but I may have to pay income tax and National Insurance Contributions when they are taken out of the Plan.

5. I agree to allow the Trustees to sell some or all of my shares to pay any income tax and National Insurance Contributions in respect of my shares ceasing to be subject to the Plan, unless I provide them in advance with sufficient funds to pay these amounts.

6. I agree that any deductions not used to buy shares will at the discretion of the Trustees be repaid to me after the deduction of any necessary income tax or National Insurance Contributions, or will be carried forward and added to the next deduction or Accumulation Period.

7. If there is a rights issue, I agree to allow the Trustees to sell some of the rights attached to my shares in the Plan, in order to fund the exercise of the rights attached to other shares held by me in the Plan.

8. I can at any time withdraw from this agreement by writing to my employer. Any unused deductions will be returned to me after the deduction of any necessary income tax or National Insurance Contributions.

9. I agree that withdrawal from this agreement will not affect the terms on which I agreed to buy shares already held for me under the Plan.

[Accumulation Period

10. The Accumulation Period shall come to an end when [specify nature of event(s)], but this agreement shall continue until terminated by any party giving notice to the others.

11. I may only restart deductions once in every [ months].]

[Matching Shares

12. The ratio of Matching Shares to Partnership Shares is [insert ratio - not more than 2:1] and may be varied by the Company. The circumstances and manner in which the ratio may be varied are [company to specify details here].

13. If the ratio varies, the Company will notify me before the Partnership Shares are bought for me.

14. I will lose my Matching Shares if:

    .  I cease to be in Relevant Employment, or

    . I withdraw the Partnership Shares in respect of which the Matching Shares were awarded (either or both of these options may be specified) within [such period as specified, not exceeding 3 years/] from the date of the Award, unless the employment ceases for one of the following reasons:

       (A)  injury or disability;

       (B)  redundancy;

       (C) transfer of employment to which the Transfer of Undertakings (Protection of Employment) Regulations 1981 apply;

       (D)  retirement on or after reaching Retirement Age;

       (E)  death.]

Partnership Share Money held by Trustees

15. The Trustees are under no obligation to keep the deductions in an interest-bearing account, but if they do, they will pay the interest to me.

[Dividend Reinvestment

16. Cash dividends will be used to buy more shares (Dividend Shares) for me.

17. Any amount over (Pounds)1500 in each tax year will be paid to me.

18. Any amount below (Pounds)1500 not used to buy shares shall be carried forward and added to the next cash dividend to be reinvested.]

[Holding Period: Dividend and Matching Shares

19. I understand that my obligations during the Holding Period will end:

    (A) if I cease to be in Relevant Employment, and this may lead to forfeiture of the Matching Shares;

    (B) if the Company terminates the Plan in accordance with Clause 23 of the Deed and I have consented to the transfer of the Shares to me.

20. I understand that my obligations under the Holding Period are subject to:

    (A) the right of the Trustees to sell my shares to meet PAYE obligations;

    (B) the Trustees accepting at my direction an offer for my shares in accordance with the Plan.]